UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2014

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on May 31, 2010, Bondex International, Inc. (“Bondex”) and its parent company, Specialty Products Holding Corp. (“SPHC”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in an effort to permanently and comprehensively resolve all present and future asbestos personal injury claims related to Bondex and SPHC.

On July 26, 2014, RPM International Inc. (the “Company”), Bondex, SPHC and other related entities entered into settlement term sheets with the official representatives of current and future asbestos claimants setting forth the parties’ agreement in principle to resolve all present and future asbestos personal injury claims related to Bondex, SPHC and the other related entities. The agreement in principle contemplates the filing of a plan or plans of reorganization with the Bankruptcy Court (the “Plan”). The Plan will be subject to approval of the claimants, as well as the Bankruptcy Court and U.S. District Court.

The agreement in principle requires the creation and funding of a trust or trusts (the “Trust”) established under section 524(g) of the Bankruptcy Code for the benefit of current and future asbestos personal injury claimants. Upon effectiveness of the Plan (the “Effective Date”), the Trust will be funded with $450 million in cash and one or more promissory notes, bearing no interest and maturing on or before the fourth anniversary of the Effective Date, that shall provide for the following contributions to the Trust:

•	on or before the second anniversary of the Effective Date, an additional $102.5 million in cash, common stock of the Company, or a combination thereof;

•	on or before the third anniversary of the Effective Date, an additional $120 million in cash, common stock of the Company, or a combination thereof; and

•	on or before the fourth anniversary of the Effective Date, a final payment of $125 million in cash, common stock of the Company, or a combination thereof.

In addition to Bondex and SPHC, the settlement resolves all present and future asbestos personal injury claims related to Republic Powdered Metals, Inc. (“Republic”) and NMBFil, Inc. (“NMBFil”), both of which are indirect subsidiaries of the Company. Of the trust funding described above, $2.5 million relates to the resolution of NMBFil asbestos personal injury claims, which is the subject of a separate settlement term sheet. The promissory note(s) will be secured by the equity of SPHC, Bondex, Republic and NMBFil. All present and future asbestos personal injury claims related to each of these entities will be channeled to and paid by the Trust.

The Company expects that the Bankruptcy Court will schedule future proceedings regarding this matter.

The foregoing description of the agreement in principle regarding asbestos personal injury claims is qualified entirely by the text of the term sheet with respect to the Bondex, SPHC and Republic related asbestos personal injury claims, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 with respect to the creation of direct financial obligations in connection with the agreement in principle described therein.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Settlement Term Sheet, dated July 26, 2014, by and among the Company, Bondex, SPHC, Republic, the Asbestos Claimants’ Committee, counsel for each member of the Asbestos Claimant’s Committee in its individual capacity and on behalf of such member, and Eric Green, in his capacity as the Future Claimants’ Representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date July 31, 2014

/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Term Sheet, dated July 26, 2014, by and among the Company, Bondex, SPHC, Republic, the Asbestos Claimants’ Committee, counsel for each member of the Asbestos Claimant’s Committee in its individual capacity and on behalf of such member, and Eric Green, in his capacity as the Future Claimants’ Representative